Exhibit 10.7.4
                                 FORM OF

     ADDITIONAL POWER CONTRACT, dated as of February 1, 1984, between MAINE YANKEE ATOMIC POWER COMPANY ("Maine Yankee"), a Maine corporation, and
                   (the "Purchaser").

     It is agreed as follows:

1.   Basic Understandings

     Maine Yankee was organized in 1966 to provide for the supply of power to its eleven sponsoring utility companies (including the Purchaser), which utilities are hereinafter called the "sponsors". It constructed a nuclear electric generating unit of the pressurized water type, having a maximum net capability of approximately 830 megawatts electric, on Bailey Point in Wiscasset, Maine (said unit being herein, together with the site and all related facilities owned or to be owned by Maine Yankee, referred to as the "Unit"). On June 27, 1973 Maine Yankee was issued a full-term, operating license for the Unit from the Atomic Energy Commission (now the Nuclear Regulatory Commission which, together with any successor agency or agencies, is hereafter called the "NRC"), which license expires on October 21, 2008, and the Unit commenced commercial operation on January 1, 1973.

     The Unit is operated to supply power to Maine Yankee's sponsors, each of which by a Power Contract dated as of May 20, 1968, as amended and as may be further amended from time to time (collectively the "Initial Power Contracts"), has undertaken to purchase a fixed percentage of the capacity and output of the Unit for a term extending through January 1, 2003. The names of the sponsors and their respective percentages ("entitlement percentages") of the capacity and output of the Unit are as follows:

                                                       Entitlement
          Sponsor                                      Percentage

Central Maine Power Company                                38.0%
New England Power Company                                  20.0%
The Connecticut Light and Power Company                    12.0%
Bangor Hydro-Electric Company                               7.0%
Maine Public Service Company                                5.0%
Public Service Company of New Hampshire                     5.0%
Cambridge Electric Light Company                            4.0%
Montaup Electric Company                                    4.0%
Western Massachusetts Electric Company                      3.0%
Central Vermont Public Service Corporation                  2.0%
                                                          100.0%

     The sponsors have resold portions of their entitlement percentages of capacity and output of the Unit under the Initial Power Contracts to other utilities (the "secondary purchasers") on terms and conditions substantially equivalent to those in the Initial Power Contracts: in 1972, the three Maine sponsors resold an aggregate of .7158% of the Unit's capacity and output to other utilities in Maine and, also in 1972, the non-Maine sponsors resold an aggregate of 5.5689% of the Unit's capacity and output to other New England utilities outside of Maine (collectively the "Resale Contracts"). In 1983 the Initial Power Contracts were amended to incorporate provisions for collection of funds to defray the ultimate cost of decommissioning the Unit, which costs are being borne pro rata by the secondary purchasers under the Resale Contracts.

     Maine Yankee and its sponsors desire to provide for the orderly continuation of the sale and purchase of the capacity and output of the Unit during the useful life of the Unit to the extent it continues beyond the termination date of the Initial Power Contracts, and to provide appropriate provisions for the collection of funds for and the payment of decommissioning and any other costs with respect thereto both during and after the useful life of the Unit. Maine Yankee and its other sponsors are entering into Additional Power Contracts which are identical to this contract except for necessary changes in the names of the parties.

2.   Effective Date, Term and Waiver

     This contract shall become effective upon receipt by the Purchaser of notice that Maine Yankee has entered into Additional Power Contracts, as contemplated by Section 1 above, with each of its other sponsors. The operative term of this contract shall commence on January 2, 2003, notwithstanding the fact that the useful service life of the Unit may have been terminated prior to that date, and shall terminate upon the later to occur of (i) 30 days after the date on which the last of the financial obligations of Maine Yankee which constitute elements of the purchase price calculated pursuant to Section 7 of this contract has been extinguished by Maine Yankee or (ii) 30 days after the date on which Maine Yankee is finally relieved of any obligations under the last of any licenses (operating and/or possessory) which it now holds from, or which may hereafter be issued to it by, the NRC with respect to the Unit under applicable provisions of the Atomic Energy Act of 1954, as amended from time to time (the "Act").

     Maine Yankee and the Purchaser acknowledge that if the useful service life of the Unit is terminated prior to January 2, 2003, then only the provisions of this contract applicable to decommissioning of the Unit will apply during the operative term of this contract.

     The Purchaser hereby irrevocably waives its right to extend the contract term of its Initial Power Contract pursuant to subsections (a) or
(b) of Section 8 thereof.

3.   Operation and Maintenance of the Unit

     Maine Yankee will operate and maintain the Unit in accordance with good utility practice under the circumstances and all applicable law, including the applicable provisions of the Act and of any licenses issued thereunder to Maine Yankee. Within the limits imposed by good utility practice under the circumstances and applicable law, the Unit will be operated at its maximum capability and on a long hour use basis.

     Outages for inspection, maintenance, refueling and repairs and replacements will be scheduled in accordance with good utility practice and insofar as practicable shall be mutually agreed upon by Maine Yankee and the Purchaser. In the event of an outage, Maine Yankee will use its best efforts to restore the Unit to service as promptly as practicable.

4.   Decommissioning

     After commercial operation of the Unit permanently ceases, Maine Yankee will decommission the Unit in a manner authorized by Maine Yankee's board of directors and approved by the NRC in accordance with the Act and the rules and regulations thereunder then in effect and by any agency having jurisdiction over decommissioning of the Unit.

     It is understood that, pursuant to the Initial Power Contracts and the Resale Contracts, the sponsors and secondary purchasers are currently being billed for Total Decommissioning Costs which, as of the date of this contract, are being accumulated in a separate trust fund (the "Maine Yankee Trust") which was established for the purpose of reimbursing Maine Yankee for Decommissioning Expenses incurred in the process of decommissioning the Unit and that such billings are subject to change in accordance with the provisions of the Initial Power Contracts, subject to the jurisdiction of the Federal Energy Regulatory Commission ("FERC"), formerly the Federal Power Commission. It is contemplated that sufficient funds will be accumulated pursuant to those contracts and paragraph 7 hereof to reimburse Maine Yankee for the full cost of decommissioning the Unit.

5.   Purchaser's Entitlement

     The Purchaser will, throughout the term of this contract, be entitled and obligated to take its entitlement percentage of the capacity and net electrical output of the Unit, at whatever level the Unit is operated or operable, whether more or less than 830 megawatts electric.

6.   Deliveries and Metering

     The Purchaser's entitlement percentage of the output of the Unit will be delivered to and accepted by it at the step-up substation at the site. All deliveries will be made in the form of 3-phase, 60 cycle, alternating current at a nominal voltage of 345,000 volts. The Purchaser will make its own arrangements for the transmission of its entitlement percentage of the output of the Unit.

     Maine Yankee will supply and maintain all necessary metering equipment for determining the quality and conditions of supply of deliveries under this contract, will make appropriate tests of such equipment in accordance with good utility practice and as reasonably requested by the Purchaser, and will maintain the accuracy of such equipment within reasonable limits. Maine Yankee will furnish the Purchaser with such summaries of meter readings as the Purchaser may reasonably request.

7.   Payment

     With respect to each month commencing on or after January 1, 2003, the Purchaser will pay Maine Yankee an amount equal to the Purchaser's entitlement percentage of the sum of (a) Maine Yankee's total fuel costs for the month with respect to the Unit, plus (b) the Total Decommissioning Costs for the month with respect to the Unit, plus (c) Maine Yankee's total operating expenses for the month with respect to the Unit, plus (d) an amount equal to one-twelfth of the composite percentage for such month of the net Unit investment as most recently determined in accordance with this
Section 7.

     "Composite percentage" shall be computed as of the last day of each month during the term hereof (the "computation date") and for any month the composite percentage shall be that computed as of the last day of the previous month. "Composite percentage" as of a computation date shall be the sum of (i) the equity percentage as of such date multiplied by the percentage which equity investment with respect to the Unit (other than equity investment for the financing of fuel inventory, including nuclear materials and the cost of fabrication thereof, for the Unit) as of such date is of the total capital as of such date; plus (ii) the "effective interest rate" per annum of each principal amount of indebtedness outstanding on such date for money borrowed with respect to the Unit (other than for money borrowed for the financing of fuel inventory, including nuclear materials and the cost of fabrication thereof, for the Unit), multiplied by the percentage which such principal amount is of total capital as of such date. The "effective interest rate" of each principal amount of indebtedness referred to in clause (ii) of the next preceding sentence will reflect the annual interest requirements and to the extent applicable, amortization of issue expenses, discounts and premiums, sinking fund call premiums, expenses and discounts, refunding and retirement expenses, discounts and premiums, and all other expenses applicable to the issue.

     "Equity investment" as of any date shall consist of the sum of (i) all amounts theretofore paid to Maine Yankee for all capital stock theretofore issued, plus all capital contributions, less the sum of any amounts paid by Maine Yankee in the form of stock retirements, repurchases or redemptions or return of capital; plus (ii) any credit balance in the capital surplus account not included under (i) and in the earned surplus account on the books of Maine Yankee as of such date.

     "Equity percentage" as of any date after commencement of the operative term hereof shall be that percentage which was the "equity percentage" in effect on the last day of the term of the Initial Power Contracts or such other percentage as may from time to time thereafter be approved by FERC.

     "Total capital" as of any date shall be the equity investment with respect to the Unit, plus the total of all other securities and indebtedness then outstanding with respect to the Unit other than equity investment, securities, indebtedness and other obligations issued in connection with the financing or leasing of fuel inventory, including nuclear materials and the cost of fabrication thereof, for the Unit.

     "Uniform System" shall mean the Uniform System of Accounts prescribed by FERC for Class A and Class B Public Utilities and Licensees as in effect on the date of this Agreement and as said System may be hereafter amended to take account of private ownership of special nuclear material.

     Maine Yankee's "fuel costs" for any month shall include (i) amounts chargeable in accordance with the Uniform System in such month as amortization of costs of fuel assemblies and components and burn-up of nuclear materials for the Unit; plus (ii) all other amounts properly chargeable in accordance with the Uniform System to fuel costs for the Unit less any applicable credits thereto; plus (iii) one-twelfth of the equity percentage as of such month multiplied by the equity investment for the financing of fuel inventory, including nuclear materials and the cost of fabrication thereof, for the Unit; plus (iv) to the extent not provided for in any of the foregoing, all payments (or accruals therefor or amortization thereof) with respect to obligations incurred in connection with the financing or leasing of fuel inventory, including nuclear materials and the cost of fabrication thereof, for the Unit (provided that such inventory is not included in the net Unit investment).

     Maine Yankee's "operating expenses" shall include all amounts properly chargeable to operating expenses accounts (other than such amounts which are included in Maine Yankee's fuel costs), less any applicable credits thereto, in accordance with the Uniform System; it being understood that for purposes of this contract "operating expenses" shall include depreciation accrual and amortization at a rate at least sufficient to fully amortize the non-salvageable plant investment over the estimated remaining useful life of the plant.

     The "net Unit investment" shall consist, in each case with respect to the Unit, the net sum of (i) the aggregate amount properly chargeable at the time in accordance with the Uniform System to Maine Yankee's electric plant accounts (including construction work in progress); less (ii) the amount of any unamortized property losses; less (iii) the amount of reserves for depreciation and for amortization of property losses; plus
(iv) such allowances for inventories, materials and supplies (other than fuel assemblies and components), prepaid items and cash working capital as may reasonably be determined from time to time by Maine Yankee. The net Unit investment shall be determined as of the commencement of each calendar year, or, if Maine Yankee elects, at more frequent intervals.

     "Total Decommissioning Costs" for any month shall mean the sum of
(x) an amount equal to all accruals in such month to any reserve, as from time to time established by Maine Yankee and approved by its board of directors, to provide for the ultimate payment of the Decommissioning Expenses of the Unit plus (y) Decommissioning Tax Liability for such month. It is understood (i) that such funds may be held by Maine Yankee or by any independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with Section 18 hereof, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated Decommissioning Expenses, and (iii) that the use of the term "to decommission" herein encompasses compliance with all requirements (other than those relating to spent nuclear fuel) of the NRC for permanent cessation of operation of a nuclear facility. "Decommissioning Expenses" shall include:

     (1) All costs and expenses of removing the Unit from service, including without limitation, dismantling, mothballing, removing radioactive material (excluding spent nuclear fuel) to temporary and/or permanent storage sites, decontaminating, restoring and supervising the site, and any costs and expenses incurred in connection with proceedings before governmental regulatory authorities relating to any authorization to decommission the Unit or remove the Unit from service;

     (2) All costs of labor and services, whether directly or indirectly incurred, including without limitation services of foremen, inspectors, supervisors, surveyors, engineers, security personnel, counsel and accountants, performed or rendered in connection with the decommissioning of the Unit and the removal of the Unit from service, and all costs of materials, supplies, machinery, construction equipment and apparatus acquired or used (including rental charges for machinery, equipment or apparatus hired) for or in connection with the decommissioning of the Unit and the removal of the Unit from service, and all administrative costs, including services of counsel and financial advisers, of any applicable independent trust or other separate fund; it being understood that any amount, exclusive of proceeds of insurance, realized by Maine Yankee as salvage on any machinery, construction equipment and apparatus, the cost of which was charged to Decommissioning Expense, shall be treated as a reduction of the amounts otherwise chargeable on account of the costs of decommissioning of the Unit; and

     (3) All overhead costs applicable to the Unit during its decommissioning period, including, without limiting the generality of the foregoing, taxes (other than taxes on or in respect of income), licenses, excises and assessments, casualties, surety bond premiums and insurance premiums.

     "Decommissioning Tax Liability" for any month shall be an amount established by Maine Yankee and approved by its board of directors to meet possible income tax obligations, which amount shall not exceed: the amount to be included in the clause (x) portion of Total Decommissioning Costs for such month multiplied by a fraction whose numerator is equal to the combined highest statutory Federal and state marginal income tax rate and whose denominator is equal to one minus the combined highest statutory Federal and state marginal income tax rate.

     Without limiting the generality of the foregoing, any other amounts expended or to be paid with respect to decommissioning of the Unit or removal of the Unit from service shall constitute part of the Decommissioning Expenses if they are, or when paid will be, either
(i) properly chargeable to any account related to decommissioning of a nuclear generating unit in accordance with the Uniform System or generally accepted accounting principles as then in effect, or (ii) properly chargeable to decommissioning of a nuclear generating unit in accordance with then applicable regulations of the NRC or FERC or any other regulatory agency having jurisdiction.

8.   Billing

     Maine Yankee will bill the Purchaser, as soon as practicable after the end of each month, for all amounts payable by the Purchaser with respect to the particular month pursuant to Section 7 hereof. Such bills will be rendered in such detail as the Purchaser may reasonably request and may be rendered on an estimated basis subject to corrective adjustments in subsequent billing periods. All bills shall be paid in full within 10 days after receipt thereof by the Purchaser.

     When all or any part of any bill shall remain unpaid for more than thirty (30) days after the due date thereof, simple interest at an annual rate which is at all times 1% in excess of the prime rate for commercial loans in effect at The First National Bank of Boston shall accrue to Maine Yankee from and after the thirtieth day from the due date of said bill.

9.   Decommissioning Fund

     Maine Yankee agrees to pay to, or cause to be paid to, the Maine Yankee Trust or any successor trust approved by the board of directors of Maine Yankee all funds collected hereunder for the express purpose of decommissioning the Unit or removing the Unit from service and further agrees that, after the tax consequences of decommissioning collections have been resolved, any funds collected hereunder to meet Decommissioning Tax Liability which are not used for that purpose will be refunded to the Purchaser to the extent required by FERC.

10.  Cancellation of Contract

     If deliveries cannot be made to the Purchaser because either

          (i) the Unit is damaged to the extent of being completely or substantially completely destroyed, or

          (ii) the Unit is taken by exercise of the right of eminent domain or a similar right or power, or

          (iii) (a) the Unit cannot be used because of contamination, or because a necessary license or other necessary public authorization cannot be obtained or is revoked, or because the utilization of such a license or authorization is made subject to specified conditions which are not met, and (b) the situation cannot be rectified to an extent which will permit Maine Yankee to make deliveries to the Purchaser from the Unit;

then and in any such case, the Purchaser may cancel the provisions of this contract, except that in all cases other than those described in clause
(ii) above, the provisions relating to the payment of Total Decommissioning Costs shall, whether or not the Unit is operated or operable and notwithstanding any earlier termination of the service life of the Unit, remain in full force and effect until the expiration of the term hereof, it being recognized that such costs represent deferred payment in connection with power theretofore delivered by Maine Yankee hereunder. Such cancellation shall be effected by written notice given by the Purchaser to maine Yankee. In the event of such cancellation, all continuing obligations of the parties hereunder (other than the obligations relating to the payment and application of Total Decommissioning Costs to the extent that such obligations remain in full force and effect pursuant to the second preceding sentence, but including the Purchaser's obligations to continue payments pursuant to clauses (a), (c) and (d) of the first paragraph of Section 7 hereof) shall cease forthwith. Notwithstanding the foregoing, the applicable provisions of this contract shall continue in effect after the cancellation hereof to the extent necessary to permit final billings and adjustments hereunder with respect to obligations incurred through the date of cancellation and the collection thereof. Any dispute as to the Purchaser's right to cancel this contract pursuant to the forgoing provisions shall be referred to arbitration in accordance with the provisions of Section 14 hereof.

     Notwithstanding anything in this contract elsewhere contained, the Purchaser may cancel this contract or be relieved of its obligations to make payments hereunder only as provided in the next preceding paragraph of this Section 10. Further, if for reasons beyond Maine Yankee's reasonable control, deliveries are not made as contemplated by this contract, Maine Yankee shall have no liability to the Purchaser on account of such non-delivery.

11.  Insurance

     Maine Yankee presently has in effect, and hereafter will at all times maintain until the expiration of the term hereof, insurance to cover its "public liability" for personal injury and property damage resulting from a "nuclear incident" (as those terms are defined in the Act), with limits not less than Maine Yankee may be required to maintain to qualify for governmental indemnity under the Act and shall execute and maintain an indemnification agreement with the NRC as provided by the Act. Maine Yankee will also at all times maintain such other types of liability insurance, including workmen's compensation insurance, in such amounts as is customary in the case of other similar electric utility companies or as may be required by law.

     Maine Yankee will at all times keep insured such portions of the Unit (other than the fuel assemblies and components, including nuclear materials) as are of a character usually insured by electric utility companies similarly situated and operating like properties, against the risk of a "nuclear incident" ad such other risks as electric utility companies, similarly situated and operating like properties, usually insure against; and such insurance shall to the extent available be carried in amounts sufficient to prevent Maine Yankee from becoming a co-insurer. Maine Yankee will at all times keep its fuel assemblies and components (including nuclear materials) insured against such risks and in such amounts as shall, in the opinion of Maine Yankee, provide adequate protection.

12.  Additional Units

     At any time after the date hereof Maine Yankee or its nominees may install one or more additional generating units at the Wiscasset site. The installation of such unit or units shall not affect the terms of this contract, but in such case if any portion of the Unit (whether such portion constitutes land, structures or equipment) is also used with an additional unit or units, an appropriate allocation of the cost of the Unit shall be made and the net Unit investment shall be reduced accordingly, subject, however, to the limitation that the aggregate amount of the reduction in net Unit investment resulting from all such allocations shall not exceed $5,000,000. Maine Yankee may make any other necessary allocations or any necessary adjustments in its accounts with respect to the Unit (including fuel assemblies and components) and any additional unit or units, and such allocations and adjustments shall be binding on the sponsors.

13.  Audit

     Maine Yankee's books and records (including metering records) shall be open to reasonable inspection and audit by the Purchaser.

14.  Arbitration

     In case any dispute shall arise as to the interpretation or performance of this contract which cannot be settled by mutual agreement and which may be finally determined by arbitration under the law of the State of Maine then in effect, such dispute shall be submitted to arbitration, and arbitration of such dispute shall be a condition precedent to any action at law or suit in equity that can be brought. The parties shall if possible agree upon a single arbitrator. In case of failure to agree upon an arbitrator within 15 days after the delivery by either party to the other of a written notice requesting arbitration, either party may request the American Arbitration Association to appoint the arbitrator.
The arbitrator, after opportunity for each of the parties to be heard, shall consider and decide the dispute and notify the parties in writing of his decision. The expenses of the arbitration shall be borne equally by the parties.

15.  Regulation

     This contract, and all rights, obligations and performance of the parties hereunder, are subject to all applicable state and federal law and to all duly promulgated orders and other duly authorized action of governmental authority having jurisdiction in the premises.

16.  Assignment

     This contract shall be binding upon and shall inure to the benefit of, and may be performed by, the successors and assigns of the parties, except that no assignment, pledge or other transfer of this contract by either party shall operate to release the assignor, pledgor or transferor from any of its obligations under this contract unless consent to the release is given in writing by the other party, or, if the other party has theretofore assigned, pledged or otherwise transferred its interest in this contract, by the other party's assignee, pledgee or transferee, or unless such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to, another sponsor which shall, as a part of such succession, assume all the obligations of the transferor under this contract.

17.  Right of Setoff

     The Purchaser shall not be entitled to set off against the payments required to be made by it under this contract (i) any amounts owed to it by Maine Yankee or (ii) the amount of any claim by it against Maine Yankee. However, the foregoing shall not affect in any other way the Purchaser's right and remedies with respect to any such amounts owed to it by Maine Yankee or any such claim by it against Maine Yankee.

18.  Amendments

     Upon authorization by Maine Yankee's board of directors of uniform amendments to all the Additional Power Contracts with sponsors, Maine Yankee shall have the right to amend the provisions of Section 7 hereof insofar as they relate to the amounts collectible by Maine Yankee pursuant to clause (b) of the first paragraph of Section 7 hereof or to the timing of such collections by serving an appropriate statement of such amendment upon the Purchaser and filing the same with FERC (or such other regulatory agency as may have jurisdiction in the premises) in accordance with the provisions of applicable laws and any rules and regulations thereunder, and the amendment shall thereupon become effective on the date specified therein, subject to any suspension order issued by such agency. All other amendments to this contract shall be by mutual agreement, evidenced by a written amendment signed by the parties hereto.

19.  Interpretation

     The interpretation and performance of this contract shall be in accordance with and controlled by the law of the State of Maine.

20.  Addresses

     Except as the parties may otherwise agree, any notice, request, bill or other communication from one party to the other, relating to this contract, or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party. Any such communication shall be considered as duly delivered when delivered in person or mailed by registered or certified mail, postage prepaid, to the post office address of the other party shown following the signature of such other party hereto, or such other address as may be designated by written notice given as provided in this Section 20.

21.  Corporate Obligations

     This contract is the corporate act and obligation of the parties hereto, and any claim hereunder against any stockholder (other than the Purchaser), director or officer of either party, as such, is expressly waived.

22.  All Prior Agreements Superseded

     This contract represents the entire agreement between the parties relating to the subject matter hereof during the operative term hereof (i.e., post-January 1, 2003), and all previous agreements, discussions, communications and correspondence with respect to the subject matter are hereby superseded and are of no further force and effect.

     IN WITNESS WHEREOF, the parties have executed this contract by their respective officers thereunto duly authorized as of the date first above written.

                                   MAINE YANKEE ATOMIC POWER COMPANY



                                   By
                                                  President

                                        Edison Drive
                                        Augusta, Maine  04336


                                            PURCHASER


                                    By